As filed with the Securities and Exchange Commission on June 16, 2017.

Registration No. 333-147724

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LUXOTTICA GROUP S.p.A.

(Exact name of registrant as specified in its charter)

Republic of Italy	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Piazzale Cadorna 3
Milan, Italy	20123
(Address of Principal Executive Offices)	(Zip Code)

LUXOTTICA GROUP S.p.A. 2006 STOCK OPTION PLAN

(Full title of the plan)

Michael A. Boxer, Esq.
Executive Vice President and Group General Counsel

4000 Luxottica Place

Mason, Ohio  45040

(Name and address of agent for service)

(513) 765-6134

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (No. 333-147724) filed on November 30, 2007, registering 20,000,000 ordinary shares, par value Euro 0.06 per share, of Luxottica Group S.p.A. (the “Company”), to be offered or sold pursuant to the Luxottica Group S.p.A. 2006 Stock Option Plan (the “Registration Statement”).

The Company has delisted its American Depositary Shares from the New York Stock Exchange and intends to file a Form 15F to deregister and terminate its reporting obligations under the Securities Exchange Act of 1934, as amended. In accordance with the undertaking made by the Company in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, the Company hereby amends the Registration Statement to withdraw from registration the securities registered thereby which remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Milan, Italy, on June 16, 2017.

LUXOTTICA GROUP S.p.A.,

By:	/s/ STEFANO GRASSI
Name: Stefano Grassi
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on June 16, 2017.

/s/ LEONARDO DEL VECCHIO	/s/ LUIGI FRANCAVILLA
Leonardo Del Vecchio	Luigi Francavilla
Executive Chairman	Deputy Chairman

/s/ FRANCESCO MILLERI	/s/ MASSIMO VIAN
Francesco Milleri	Massimo Vian
Deputy Chairman	Chief Executive Officer for Product and Operations (Principal Executive Officer) and Director

/s/ MARINA BROGI
Marina Brogi	Luigi Feola
Director	Director

/s/ ELISABETTA MAGISTRETTI	/s/ MARIO NOTARI
Elisabetta Magistretti	Mario Notari
Director	Director

/s/ MARIA PIERDICCHI
Maria Pierdicchi	Karl Heinz Salzburger
Director	Director

/s/ LUCIANO SANTEL
Luciano Santel	Cristina Scocchia
Director	Director

/s/ ANDREA ZAPPIA
Sandro Veronesi	Andrea Zappia
Director	Director

/s/ STEFANO GRASSI	/s/ MICHAEL BOXER
Stefano Grassi	Michael Boxer
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	Authorized U.S. Representative